UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22, 2015

Con-way Inc.

(Exact name of registrant as specified in Charter)

Delaware	1-05046	94-1444798
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2211 Old Earhart Road, Suite 100, Ann Arbor, Michigan 48105

(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: (734) 757-1444

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04. Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.

On October 22, 2015, Con-way Inc. (“Con-way”, the “Company” or “we”) delivered to its executive officers and directors (collectively, the “Covered Persons”) a notice under Rule 104(b)(2)(i) of Regulation BTR, pursuant to which (i) the “blackout” period described in the Reason for the Tender Offer Blackout Period and this Notice, dated September 24, 2015 (the “Prior Tender Offer Blackout Period”), was lifted to accommodate an extension on the Tender Offer (as defined below), and (ii) Con-way may be imposing a blackout period beginning October 27, 2015 in accordance with Section 306(a) of the Sarbanes-Oxley Act of 2002 (“SOX”) and the Securities and Exchange Commission regulations.

The Prior Tender Offer Blackout Period, which began on October 9, 2015 and would have ended on the date that the Plans received and allocated the tender offer consideration described below to Plan accounts, was necessary for the process of exchanging shares of common stock of Con-way Inc. (the “Company”) under the Con-way Personal Savings Plan, the Con-way 401(k) Plan and the Con-way Retirement Savings Plan (collectively, the “Plans”) for cash as part of the tender offer commenced by Canada Merger Corp. (the “Purchaser”), a wholly-owned subsidiary of XPO Logistics, Inc., on September 15, 2015 (the “Tender Offer”) in accordance with the terms and conditions of the Agreement and Plan of Merger by and among the Company, XPO Logistics, Inc. and the Purchaser (the “Merger Agreement”). On October 19, 2015, the Company was notified by the Purchaser that the period during which individuals may tender shares of the Company’s common stock had been extended until October 30, 2015. To accommodate this extension, notice has been provided that the Prior Tender Offer Blackout Period has been lifted. Any other restrictions on trading activity that the Company imposes on its executive officers and directors (collectively, the “Other Trading Restrictions”) remain in effect, however, including under the Company’s insider trading policy and any administrative blackout related to the Company’s online incentive award platform.

Additionally, because a blackout period in respect of the Tender Offer has been imposed under the Plans beginning on October 27, 2015 and ending on the date the Plans receive and allocate the tender offer consideration described below to Plan accounts, we may be imposing a SOX blackout period beginning on October 27, 2015 and ending on the date the Plans receive and allocate the tender offer consideration described below to Plan accounts if fifty percent (50%) or more of participants in any of the Plans who hold shares of our common stock in such Plan actually participate in the Tender Offer. During the blackout period, tendering participants would be unable to engage in transactions, such as obtaining loans or distributions from, or diversifying or otherwise changing, the portion of their account balances invested in the Company’s common stock. We will advise the Covered Persons when the SOX blackout period ends, if earlier or later than the specified date.

While the SOX blackout period is in effect, the Covered Persons (and their immediate family members who share their residence) should not, directly or indirectly, engage in any purchase, sale, transfer, acquisition, or disposition of any equity securities of the Company relating to the Company’s common stock and any options with respect to any of these stocks. There are limited exclusions and exemptions from this rule. For example, transactions that are executed pursuant to a properly adopted Rule 10b5-1 plan are exempt from the foregoing SOX blackout trading restrictions. Further, the above prohibition would be in addition to the Other Trading Restrictions, including under the Company’s insider trading policy and any administrative blackout related to the Company’s online incentive award platform.

The Company provided the SOX blackout notice to the Covered Persons on October 22, 2015. The SOX blackout notice is filed herewith as Exhibit 99.1.

If the Covered Persons have any questions pertaining to the notice or the SOX blackout period, they were directed to contact Stephen K. Krull in the Legal Department of the Company by telephone at (734) 757-1559 or by mail at 2211 Old Earhart Road, Suite 100, Ann Arbor, Michigan 48105.

Item 9.01. Financial Statements and Exhibits.

(d) The following is a list of the exhibits filed herewith.

Exhibit No.	Description of Exhibit

99.1	Notice pursuant to Rule 104(b)(2)(i) of Regulation BTR

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CON-WAY INC.

Date: October 22, 2015	By:	/s/ Stephen K. Krull
		Name:	Stephen K. Krull
		Title:	Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

The following is a list of the exhibits filed herewith.

Exhibit No.	Description of Exhibit

99.1	Notice pursuant to Rule 104(b)(2)(i) of Regulation BTR